Exhibit 10.5

                             INTERCREDITOR AGREEMENT

     THIS INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of the 5th day of August, 2005, by and between Quest Resource Corporation, a Nevada corporation ("QRC"), and Cherokee Energy Partners LLC, a Delaware limited liability company ("CEP"), with respect to certain financial arrangements with Quest Cherokee, LLC, a Delaware limited liability company ("Borrower").

                                    RECITALS:
                                    ---------

     A. QRC has made to Borrower loans in the aggregate principal amount of up to $3,000,000 pursuant to the terms of a Promissory Note dated as of July 20, 2005 (together with any subsequent advances of monies to Borrower from QRC, the "QRC Loans"). All monies, liabilities and obligations, of any and every kind and nature, owed to ORC from Borrower under the QRC Loans are referred to herein as the "QRC Obligations."

     B. Concurrent with the execution of this Agreement, CEP desires to loan to Borrower up to $3,000,000, in the form of a 15% Promissory Note (the "CEP Loan" and, together with the QRC Loans, the "Loans"). All monies, liabilities and obligations, of any and every kind and nature, owed to CEP from Borrower under the CEP Loan is included in the definition of "CEP Obligations."

     The parties hereto wish to agree upon the relative rights of interest of CEP and QRC with respect to payments received from Borrower on or in respect of the Loans.

                                    AGREEMENT
                                    ---------

     NOW THEREFORE, in consideration of these premises, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1. Recitals. The recitals specified above in this Agreement are hereby incorporated into this Agreement.

     Section 2. Definitions. When used in this Agreement, the following terms shall have the meanings set forth as definitions in this Section. The singular use of any defined term shall include the plural and the plural use shall include the singular.

     "Enforcement Action" shall mean (a) to demand, sue for, take or receive from or on behalf of Borrower, by set-off or in any other manner, the whole or any part of any monies which may now or hereafter be owing by Borrower with respect to the Obligations, (b) to initiate or participate with others in any suit, action or proceeding against Borrower to (i) enforce payment of or to collect the whole or any part of the Obligations or (ii) commence judicial enforcement of any of the rights and remedies under the Obligations, or (c) to accelerate any Obligations.

     "Proceeding" shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of Borrower.

     "Obligations" shall mean the CEP Obligations and the QRC Obligations.

     Section 3. Priority of Indebtedness. The indebtedness and payment obligations of Borrower with respect to the QRC Obligations and the CEP Obligations shall be of equal priority, and none shall have a priority of payment over or be subordinate to the other. The parties agree that these amounts shall be repaid prior to any other indebtedness owed to QRC or CEP being repaid

     Section 4. Pro Rata Sharing of Payments and Enforcement Action Proceeds. QRC and CEP shall share pro rata any payments made by the Borrower on any of the Obligations and the proceeds of any Enforcement Action based upon the following percentages: (1) QRC shall have a 40% pro rata interest in any payments made by the Borrower on any of the Obligations and in the proceeds of any Enforcement Action, and (2) CEP shall have a 60% pro rata interest in any payments made by the Borrower on any of the Obligations and in the proceeds of any Enforcement Action. Each party that receives any payments from the Borrower on any of the Obligations or proceeds from any Enforcement Action shall promptly pay to the other party its pro rata share of such amounts.

     Section 5. Pro Rata Funding of Advances to Borrower. If Borrower requests and qualifies for an Advance of funds under the terms of the Loans, QRC and CEP agree to fund the requested Advance according to the following pro rata share:
(1) QRC shall fund 40% of the Advance, and (2) CEP shall fund 60% of the Advance. QRC and CEP must provide their pro rata share regardless of whether Borrower requests and advance from QRC or CEP. QRC agrees that it will not fund more than $2,000,000 to Borrower under the QRC Loans without the consent of CEP.

     Section 6. Default. Each party hereto shall provide prior written notice to the other parties hereto (other than Borrower) of any Event of Default of which it is aware under the Loans. If an Event of Default occurs on either the CEP Loans or the QRC Loans, such default shall be deemed to be an Event of Default with respect to all Loans. CEP shall have the right to control the exercise of remedies related to such Event of Default in accordance with Section 7 hereof.

     Section 7. No Third Party Beneficiaries. This Agreement and the terms and provisions hereof are solely for the benefit of CEP and QRC and shall not benefit in any way any other person, including, but not limited to, Borrower. The parties hereto specifically reserve any and all of their respective rights against Borrower and any third parties.

     Section 8. Termination, Recision or Modification. The agreements set forth in this Agreement shall remain in full force and effect regardless of whether either party hereto in the future seeks to rescind, amend, terminate or reform its respective agreements with Borrower.

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

     Section 9. Remedies. CEP shall have the right to control the exercise of any remedies (including the commencement and prosecution of any Enforcement Action) against the Borrower with respect to an Event of Default under the Loans. In the event of the commencement of any Enforcement Action by CEP against the Borrower, QRC agrees to cooperate with CEP in the exercise of the remedies that are set forth in any written instrument evidencing any of the Obligations, including without limitation any promissory notes executed by Borrower in favor of CEP or QRC (all such written instruments are referred herein to as "Financing Documents").

     Section 10. Waiver of Marshalling. Each party to this Agreement hereby waives any right to require the other party to marshal any security or collateral or otherwise to compel the other party to seek recourse against or satisfaction of the indebtedness owed to it from one source before seeking recourse or satisfaction from another source.

     Section 11. Relation of Parties. This Agreement is entered into solely for the purposes set forth in the Recitals above, and, except as is expressly provided otherwise herein, no party to this Agreement assumes any responsibility to the other party to advise such other party of information known to such party regarding the financial condition of Borrower or of any other circumstances bearing upon the risk of nonpayment of the Obligations of Borrower to the parties hereto. Each party shall be responsible for managing its relation with Borrower and neither party shall be deemed the agent of the other party for any purpose. Each of the parties hereto may alter, amend, supplement, release, discharge or otherwise modify any terms of the documents evidencing and embodying their respective Obligations without notice to or consent of the other.

     Section 12. Notices. Any notice required or permitted in connection with this Agreement shall be in writing and shall be made by hand delivery, by Federal Express, or other similar overnight delivery service, or by certified mail, return receipt requested, postage prepaid, addressed to the party at the appropriate address set forth below or to such other address as may be hereafter specified by written notice by such party pursuant to notice to the other parties hereto and shall be considered given as of the date of hand delivery, one (1) calendar day after delivery to Federal Express or similar overnight delivery service, or two (2) calendar days after the date of mailing, independent of the date of mail delivery or whether mail delivery is ever in fact accomplished, as the case may be:

If to Borrower, to:            Quest Cherokee, LLC
                               9520 North May Ave.
                               Suite 300
                               Oklahoma City, Oklahoma 73120
                               Attention: Chief Executive Officer

If to CEP, to:                 Cherokee Energy Partners LLC
                               200 Clarendon Street, 55th Fl.
                               Boston, MA 02117
                               Attn:  General Counsel

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

If to QRC, to:                 Quest Resource Corporation
                               9520 North May Ave.
                               Suite 300
                               Oklahoma City, Oklahoma 73120
                               Attention: Chief Executive Officer

     Section 13. Binding Nature. This Agreement shall be binding upon the parties and their respective successors and assigns.

     Section 14. Effective Date. This Agreement shall be effective as of the date on which it is designated as being executed, independent of the actual date each party hereto executes this Agreement.

     Section 15. Term of Agreement. This Agreement shall continue in full force and effect and shall be irrevocable by either party hereto until the earlier to occur of the following:

          (a) The parties mutually agree in writing to terminate this Agreement; or

          (b) All of the obligations owed by Borrower to the parties hereto are fully paid and satisfied.

     Section 16. Section Titles. The section titles contained in this Agreement are for convenience only and are without substantive meaning or content of any kind and shall not be considered part of this Agreement.

     Section 17. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, all rights and remedies being governed by such laws.

     Section 18. Continued Effectiveness of this Agreement. The terms of this Agreement, the relationship of CEP and QRC governed hereby, and the rights and the obligations of the parties arising hereunder, shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to any of the Financing Documents; (b) the validity or enforceability of any of the Financing Documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Obligations or any of the Financing Documents. The parties hereto hereby acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

     Section 19. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to CEP or QRC hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Financing Documents, or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by CEP or QRC, from time to time, concurrently or independently and as often and in such order as CEP or QRC may deem expedient. Any failure or delay on the part of CEP or QRC in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of CEP or QRC thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay,

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

abandonment or single or partial exercise of the rights of CEP or QRC hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

     Section 20. Modification. Any modification or waiver of any provision of this Agreement, or any consent to any departure by any party therefrom, shall not be effective in any event unless the same is in writing and signed by all of the parties hereto (other than Borrower), and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given.

     Section 21. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

     Section 22. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           CHEROKEE ENERGY PARTNERS LLC,
                                           a Delaware limited liability company


                                            /s/ Daniel R. Revers
                                           ------------------------------------
                                           Name:     Daniel R. Revers
                                           Title:    President




                                           QUEST RESOURCE CORPORATION,
                                           a Nevada corporation


                                            /s/ Jerry D. Cash
                                           ------------------------------------
                                           Name:     Jerry D. Cash
                                           Title:    Chairman and CEO


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


ACKNOWLEDGEMENT:

The undersigned, referred to as "Borrower" in the foregoing Agreement, hereby acknowledges the terms and provisions thereof and agrees to recognize the priorities and the agreements between CEP and QRC set forth therein.

QUEST CHEROKEE, LLC


By:    /s/ Jerry D. Cash
       --------------------------
Name:  Jerry D. Cash
Title: Chief Executive Officer



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